Exhibit 99
FOR IMMEDIATE RELEASE
July 20, 2010
Cintas Corporation Announces Fiscal 2010 Results

CINCINNATI, July 20, 2010 -- Cintas Corporation (Nasdaq:CTAS) today reported its results for the quarter ended May 31, 2010.  Revenues were $909 million, a 3.5% increase from last year’s fourth quarter.  Earnings per diluted share were $0.36 compared to $0.03 last year.  This year’s fourth quarter earnings were positively impacted by a $2 million after tax change in estimate to last year’s restructuring charge, or $0.01 per diluted share, and last year’s fourth quarter earnings were negatively impacted by various one-time charges amounting to $54 million after tax, or $0.35 per diluted share.

For the fiscal year ended May 31, 2010, revenues were $3.5 billion, a 6.0% decrease from the prior fiscal year.  Earnings per diluted share were $1.40, and excluding special items in fiscal 2010, earnings per diluted share were $1.49.

Scott D. Farmer, Chief Executive Officer, stated, “We are pleased with our fourth quarter results, which exceeded our internal plan.  Throughout this recent economic downturn, we have worked hard to position ourselves to grow revenue when conditions improve and jobs are added.  Although the U.S. private sector job growth during our fourth quarter was slight, we were able to increase revenue.”

The Company’s balance sheet and cash flow remain very strong.  Cash and marketable securities increased by $316 million in fiscal 2010 to a total of $566 million at May 31, 2010.  As of May 31, 2010, the current ratio was four to one and total debt to total capitalization was 24%.  Free cash flow was $450 million in fiscal 2010, an increase of 24% over fiscal 2009.

Mr. Farmer continued, “Although we are encouraged by our fourth quarter performance, we continue to believe that U.S. private sector job recovery will be sluggish, and the return to pre-recession employment levels will take time.  While we are poised to take advantage of opportunities presented by any employment improvement, we will not rely only on job creation for growth.  Instead, we will continue to focus on adding new customers and penetrating existing customer accounts with additional products and services.  Our products and services, which include uniforms, facility services, first aid and fire protection services and document management services, continue to be effective, efficient solutions for businesses of all sizes and types.”

Mr. Farmer concluded, “After two years of very difficult economic times, we expect a return to growth in sales and profits in fiscal 2011.  Our expectations are for revenue in fiscal 2011 to be in the range of $3.55 billion to $3.75 billion, with full year earnings per diluted share in the range of $1.50 to $1.58.  The hard work and dedication of our working partners continue to make us a market leader in all of our businesses.  We look forward to the opportunities that lie ahead for Cintas.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for approximately 800,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS, and is a Nasdaq-100 company and component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the unavailability of computer systems, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, changes in federal and state tax and labor laws and the reactions of competitors in terms of price and service.  Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2009 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:

William C. Gale, Sr. Vice President-Finance and Chief Financial Officer – 513-573-4211
J. Michael Hansen, Vice President and Treasurer – 513-701-2079

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Three Months Ended
	(Unaudited)
	May 31, 2010	May 31, 2009	% Chng.

Revenue:
Rental uniforms and ancillary products	$647,664	$647,487	0.0
Other services	261,785	231,196	13.2
Total revenue	$909,449	$878,683	3.5

Costs and expenses:
Cost of rental uniforms and ancillary products	$366,169	$373,860	-2.1
Cost of other services	157,712	170,472	-7.5
Selling and administrative expenses	286,930	253,677	13.1
Restructuring charges	(2,880)	10,209	-128.2
Impairment of long-lived assets	-	48,888	N/A

Operating income	$101,518	$21,577	370.5

Interest income	$(600)	$(329)	82.4
Interest expense	12,420	12,030	3.2

Income before income taxes	$89,698	$9,876	808.2
Income taxes	34,220	5,804	489.6
Net income	$55,478	$4,072	1,262.4

Per share data:
Basic earnings per share	$0.36	$0.03	1,100.0
Diluted earnings per share	$0.36	$0.03	1,100.0

Weighted average number of shares outstanding	152,870	152,790
Diluted average number of shares outstanding	152,870	152,790

	Twelve Months Ended
	May 31, 2010	May 31, 2009	% Chng.
Revenue:
Rental uniforms and ancillary products	$2,569,357	$2,755,015	-6.7
Other services	977,982	1,019,670	-4.1
Total revenue	$3,547,339	$3,774,685	-6.0

Costs and expenses:
Cost of rental uniforms and ancillary products	$1,449,576	$1,562,230	-7.2
Cost of other services	599,946	661,584	-9.3
Selling and administrative expenses	1,086,359	1,082,709	0.3
Legal settlements, net of insurance proceeds	23,529	-	N/A
Restructuring charges	(2,880)	10,209	-128.2
Impairment of long-lived assets	-	48,888	N/A

Operating income	$390,809	$409,065	-4.5

Interest income	$(1,695)	$(2,764)	-38.7
Interest expense	48,612	50,236	-3.2

Income before income taxes	$343,892	$361,593	-4.9
Income taxes	128,272	135,236	-5.1
Net income	$215,620	$226,357	-4.7

Per share data:
Basic earnings per share	$1.40	$1.48	-5.4
Diluted earnings per share	$1.40	$1.48	-5.4

Weighted average number of shares outstanding	152,859	152,942
Diluted average number of shares outstanding	152,859	152,942

CINTAS CORPORATION SUPPLEMENTAL DATA
	Three Months Ended
	May 31, 2010	May 31, 2009
Rental uniforms and ancillary products gross margin	43.5%	42.3%
Other services gross margin	39.8%	26.3%
Total gross margin	42.4%	38.1%
Net margin	6.1%	0.5%
Net margin, excluding charges	5.9%	6.6%

Depreciation and amortization	$48,701	$49,964
Capital expenditures	$32,150	$27,309

Debt to total capitalization	23.7%	24.9%

	Twelve Months Ended
	May 31, 2010	May 31, 2009
Rental uniforms and ancillary products gross margin	43.6%	43.3%
Other services gross margin	38.7%	35.1%
Total gross margin	42.2%	41.1%
Net margin	6.1%	6.0%
Net margin, excluding charges	6.4%	7.4%

Depreciation and amortization	$193,141	$200,106
Capital expenditures	$111,078	$160,092

Debt to total capitalization	23.7%	24.9%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses and gains and losses.  The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance.  A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Management believes earnings per diluted share excluding the legal settlements, restructuring, impairment and inventory valuation charge provides investors pertinent information given the one-time nature of these charges.

	Three Months Ended
	May 31, 2010	May 31, 2009	% Chng.

Income before income taxes	$89,698	$9,876	808.2

Excluding:
Restructuring charges	$(2,880)	$10,209
Impairment of long-lived assets	-	48,888
Inventory valuation charge (1)	-	27,486

Total charges	$(2,880)	$86,583

Income before income taxes, excluding charges	$86,818	$96,459	-10.0
Income taxes, excluding charges	33,216	38,186
Net income, excluding charges	$53,602	$58,273	-8.0

Per share data:
Earnings per diluted share, excluding charges	$0.35	$0.38	-7.9

	Twelve Months Ended
	May 31, 2010	May 31, 2009	% Chng.

Income before income taxes	$343,892	$361,593	-4.9

Excluding:
Legal settlements, net of insurance proceeds	$23,529	$-
Restructuring charges	(2,880)	10,209
Impairment of long-lived assets	-	48,888
Inventory valuation charge (1)	-	27,486

Total charges	$20,649	$86,583

Income before income taxes, excluding charges	$364,541	$448,176	-18.7
Income taxes, excluding charges	135,974	167,618
Net income, excluding charges	$228,567	$280,558	-18.5

Per share data:
Earnings per diluted share, excluding charges	$1.49	$1.83	-18.6

(1)	The inventory valuation charge is included in cost of goods sold. $8,419 of the charge is included in cost of rental uniforms and ancillary products and $19,067 is included in cost of other services.

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2010	May 31, 2009

Net cash provided by operations	$561,572	$523,522

Capital expenditures	(111,078)	(160,092)

Free cash flow	$450,494	$363,430

Note:
Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue to improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended May 31, 2010
Revenue	$647,664	$103,207	$87,883	$70,695	$-	$909,449
Gross margin	$281,495	$31,994	$34,582	$37,497	$-	$385,568
Selling and administrative expenses	$206,512	$18,662	$32,007	$29,749	$-	$286,930
Restructuring charges	$(2,880)	$-	$-	$-	$-	$(2,880)
Interest income	$-	$-	$-	$-	$(600)	$(600)
Interest expense	$-	$-	$-	$-	$12,420	$12,420
Income (loss) before income taxes	$77,863	$13,332	$2,575	$7,748	$(11,820)	$89,698

For the three months ended May 31, 2009
Revenue	$647,487	$93,841	$83,038	$54,317	$-	$878,683
Gross margin	$273,627	$7,900	$26,505	$26,319	$-	$334,351
Selling and administrative expenses	$175,993	$22,041	$32,610	$23,033	$-	$253,677
Restructuring charges	$8,782	$547	$564	$316	$-	$10,209
Impairment of long-lived assets	$44,204	$4,135	$543	$6	$-	$48,888
Interest income	$-	$-	$-	$-	$(329)	$(329)
Interest expense	$-	$-	$-	$-	$12,030	$12,030
Income (loss) before income taxes	$44,648	$(18,823)	$(7,212)	$2,964	$(11,701)	$9,876

For the twelve months ended May 31, 2010
Revenue	$2,569,357	$386,370	$338,651	$252,961	$-	$3,547,339
Gross margin	$1,119,781	$116,336	$131,726	$129,974	$-	$1,497,817
Selling and administrative expenses	$786,145	$76,232	$118,284	$105,698	$-	$1,086,359
Legal settlements, net of insurance proceeds	$-	$-	$-	$-	$23,529	$23,529
Restructuring charges	$(2,880)	$-	$-	$-	$-	$(2,880)
Interest income	$-	$-	$-	$-	$(1,695)	$(1,695)
Interest expense	$-	$-	$-	$-	$48,612	$48,612
Income (loss) before income taxes	$336,516	$40,104	$13,442	$24,276	$(70,446)	$343,892
Assets	$2,375,208	$198,955	$329,569	$499,917	$566,087	$3,969,736

For the twelve months ended May 31, 2009
Revenue	$2,755,015	$428,369	$378,097	$213,204	$-	$3,774,685
Gross margin	$1,192,785	$106,033	$144,180	$107,873	$-	$1,550,871
Selling and administrative expenses	$769,275	$98,131	$127,126	$88,177	$-	$1,082,709
Restructuring charges	$8,782	$547	$564	$316	$-	$10,209
Impairment of long-lived assets	$44,204	$4,135	$543	$6	$-	$48,888
Interest income	$-	$-	$-	$-	$(2,764)	$(2,764)
Interest expense	$-	$-	$-	$-	$50,236	$50,236
Income (loss) before income taxes	$370,524	$3,220	$15,947	$19,374	$(47,472)	$361,593
Assets	$2,533,406	$140,826	$324,158	$472,423	$250,138	$3,720,951

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

ASSETS	May 31, 2010	May 31, 2009

Current assets:
Cash & cash equivalents	$411,281	$129,745
Marketable securities	154,806	120,393
Accounts receivable, net	366,301	357,678
Inventories, net	169,484	202,351
Uniforms and other rental items in service	332,106	335,447
Income taxes, current	15,691	25,512
Deferred tax asset	52,415	66,368
Prepaid expenses	13,423	17,035
Assets held for sale	9,437	15,744
Total current assets	1,524,944	1,270,273

Property and equipment, at cost, net	894,522	914,627

Goodwill	1,356,925	1,331,388
Service contracts, net	103,445	124,330
Other assets, net	89,900	80,333

	$3,969,736	$3,720,951

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$71,747	$69,965
Accrued compensation and related liabilities	66,924	48,414
Accrued liabilities	244,402	181,892
Long-term debt due within one year	609	598
Total current liabilities	383,682	300,869

Long-term liabilities:
Long-term debt due after one year	785,444	786,058
Deferred income taxes	150,560	149,032
Accrued liabilities	116,021	117,583
Total long-term liabilities	1,052,025	1,052,673

Shareholders' equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	-	-
Common stock, no par value: 425,000,000 shares authorized	132,058	129,215
FY10: 173,207,493 issued and 152,869,848 outstanding
FY09: 173,085,926 issued and 152,790,170 outstanding
Paid-in capital	84,616	72,364
Retained earnings	3,080,079	2,938,419
Treasury stock:	(798,857)	(797,888)
FY10: 20,337,645 shares
FY09: 20,295,756 shares
Other accumulated comprehensive income (loss):
Foreign currency translation	42,870	33,505
Unrealized loss on derivatives	(6,997)	(8,207)
Other	287	-
Unrealized (loss) gain on available-for-sale securities	(27)	1
Total shareholders' equity	2,534,029	2,367,409

	$3,969,736	$3,720,951

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
Cash flows from operating activities:	May 31, 2010	May 31, 2009

Net income	$215,620	$226,357

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	152,059	157,572
Amortization of deferred charges	41,082	42,534
Impairment of long-lived assets	-	48,888
Stock-based compensation	15,349	11,953
Deferred income taxes	13,295	(1,174)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	1,140	71,149
Inventories, net	30,293	35,136
Uniforms and other rental items in service	4,164	29,661
Prepaid expenses	3,715	(4,949)
Accounts payable	8,939	(24,560)
Accrued compensation and related liabilities	18,393	(2,012)
Accrued liabilities and other	47,528	(28,991)
Income taxes payable (receivable)	9,995	(38,042)

Net cash provided by operating activities	561,572	523,522

Cash flows from investing activities:

Capital expenditures	(111,078)	(160,092)
Proceeds from redemption of marketable securities	34,712	116,433
Purchase of marketable securities and investments	(81,269)	(128,402)
Acquisitions of businesses, net of cash acquired	(50,444)	(30,909)
Other	4,579	(251)

Net cash used in investing activities	(203,500)	(203,221)

Cash flows from financing activities:

Proceeds from issuance of debt	-	7,500
Repayment of debt	(603)	(164,649)
Dividends paid	(73,960)	(72,207)
Repurchase of common stock	(969)	(25,847)
Other	(977)	855

Net cash used in financing activities	(76,509)	(254,348)

Effect of exchange rate changes on cash and cash equivalents	(27)	(2,432)

Net increase in cash and cash equivalents	281,536	63,521

Cash and cash equivalents at beginning of period	129,745	66,224

Cash and cash equivalents at end of period	$411,281	$129,745